October 29, 2025

Confidential

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL, AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

AMENDMENT N °3 TO

THE AMENDED AND RESTATED COMMERCIALIZATION AGREEMENT

This Amendment N°3 to the Amended and Restated Commercialization Agreement (the “Amendment”), is entered into as of (the “Amendment n°3 Effective Date”), by and between Atara Biotherapeutics, Inc. (“Atara”) and Pierre Fabre Medicament (“Partner”). Atara and Partner are referred to in this Amendment individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Atara and Partner entered into that certain Amended and Restated Commercialization Agreement, dated as of October 31, 2023, and effective as of December 19, 2023, as amended by Amendment n°1 dated March 31, 2025 and by Amendment n°2 dated July 11, 2025 (the “Agreement”);

WHEREAS, pursuant to the Agreement, Atara granted to Partner and its Affiliates an exclusive, worldwide, remuneration-bearing license, including the right to commercialize the Product (for which Atara submitted a BLA to the U.S. Food and Drug Administration on May 20, 2024 and resubmitted the BLA on July 11, 2025) in the United States;

WHEREAS, the Parties plan to transfer from Atara to Partner the regulatory activities related to the grant of the Marketing Authorization by the FDA and end the R&D Pre-Transfer Period;

WHEREAS, the Parties have mutually agreed to amend the Agreement as follows, in accordance with Section 16.3 of the Agreement;

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, and on the terms and subject to the conditions set forth herein, the Parties hereby agree as follows:

AMENDMENT

1.
Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Agreement.
2.
Section 1.165 of the Agreement is hereby deleted in its entirety and replaced with the following:

“R&D Post-Transfer Period” means the period from the Regulatory Transition Date.

3.
Section 1.166 of the Agreement is hereby deleted in its entirety and replaced with the following:

“R&D Pre-Transfer Period” means, the period beginning on the Effective Date and ending upon the Regulatory Transition Date

4.
A new Section 1.209 is hereby added to the Agreement as follows:

“BLA Sponsorship Transfer prior to MA” means Atara and Partner’s written notice to the FDA with respect to the sponsorship of the BLA and the transfer of such sponsorship from Atara to Partner or Partner’s Affiliate prior to the grant of the Marketing Authorization.

5.
A new Section 1.210 is hereby added to the Agreement as follows:

“Regulatory Transition Date” means the earliest date between (i) the date of the BLA Sponsorship Transfer prior to MA or (ii) date of transfer of the Marketing Authorization from Atara to Partner’s Affiliate after the grant of the Marketing Authorization from the FDA.

6.
Section 6.1 (a) of the Agreement is hereby deleted and replaced in its entirety with the following:

Until the Regulatory Transition Date, Atara shall be responsible, at Partner’s sole cost and expense in accordance with the Transition Budget, for all activities directed to obtaining Regulatory Approval (including the preparation and filing of all Regulatory Materials, including, without limitation, any BLA, and all Regulatory Interactions and site inspections) for the Product for the Primary Indication in the United States; provided, however, that Atara shall promptly submit to Partner all material correspondence received from a Regulatory Authority with respect to such Regulatory Approvals, as well as all relevant draft filings or draft material correspondence with the Regulatory Authorities with reasonable lead time, which shall not be less than [***] for correspondence with the FDA relating to negotiation of the Label, to allow Partner to comment on such drafts, and take into account Partner’s reasonable comments on such correspondence or filings. To the extent practical and without causing any undue delay, and to the extent permitted by the Regulatory Authority, Atara shall permit an appropriate representative of Partner to attend any meeting with Regulatory Authorities relating to filing or obtaining such Regulatory Approvals as a silent observer under Atara’s supervision. After the Regulatory Transition Date, to the extent practical and without causing any undue delay, and to the extent permitted by the Regulatory Authority, Partner shall permit an appropriate representative of Atara to attend any meeting with Regulatory Authorities relating to filing or obtaining such Regulatory Approvals as a silent observer under Partner’s supervision, and Partner shall amend the BLA to include at least one representative of Atara as an FDA alternate contact on all material correspondence. Partner shall notify Atara within [***]upon receipt of the approval of the BLA from the FDA and provide Atara with a copy of such BLA approval letter from the FDA. For avoidance of doubt, Partner shall have final decision-making authority regarding all regulatory matters, including any Regulatory Interactions during the R&D Post Transfer Period.

7.
Section 6.1 (c) of the Agreement hereby deleted and replaced in its entirety with the following:

The status, progress, and results of a Party’s efforts to obtain Regulatory Approval for the Product under this Article 6.1. (a) shall be discussed at [***] meetings until the Regulatory Transition Date and after the Regulatory Transition Date, as set forth in Section 3.9 (a), Partner shall provide to Atara with a written report on the status and progress of such activities at [***] meetings, as applicable, until the Marketing Authorization has been granted to Partner. In addition, a Party shall make available such information about such activities as may be reasonably requested by the other Party from time to time.

8.
A new Section 6.1. (d) is hereby added to the Agreement as follows:

As from the Regulatory Transition Date, Partner will assume sole responsibility for obtaining Regulatory Approval (including the preparation and filing of all Regulatory Materials, including, without limitation, any BLA, and all Regulatory Interactions) for the Product for the Primary Indication in the United States. Partner shall use the same standard as applied by Atara for obtaining Regulatory Approval, but in no event less than Commercially Reasonable Efforts to obtain Regulatory Approval for the Product for the Primary Indication in the United States as soon as possible.

9.
Section 6.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

If the Parties mutually agree that the Regulatory Transition Date is anticipated to be after the grant of the Marketing Authorization from the FDA, then the following shall apply:

a)
Atara shall submit a BLA amendment to the FDA whereby Atara declares Partner’s Affiliate, Pierre Fabre Pharmaceuticals, as its exclusive and authorized distributor during the interim period prior to the grant of the Marketing Authorization and until such time as the transfer of the Marketing Authorization is complete. (The “BLA Procedure Amendment”).
b)
Following the FDA’s grant of the Marketing Authorization for the Product for the Primary Indication in the United States, the Parties agree to take all required actions, and submit all required documentation, necessary for the transfer of the associated Marketing Authorization and any other necessary Regulatory Approval for the Product in the United States, to Partner or Partner’s Affiliate within [***] of receipt of said Marketing Authorization, unless otherwise agreed between the Parties and subject to applicable regulatory requirements (the “ MA Transfer”).
c)
Following the FDA’s grant of the Marketing Authorization for the Product for the Primary Indication in the United States, and prior to the MA Transfer, Atara shall hold the Marketing Authorization and subject to BLA Procedure Amendment set forth in Sub-section a) Partner’s Affiliate, Pierre Fabre Pharmaceuticals, may initiate Commercial Sale of Product in the United States as Distributor until completion of such MA Transfer.

d)
Subsequent to the MA Transfer, Partner and/or Partner’s Affiliate shall be responsible, at its sole cost and expense, for all activities directed or required to holding and maintaining such Marketing Authorization including, without limitation, for payment of all associated fees and taxes, if any. Notwithstanding any provision to the contrary in this Section 6.2, within [***] after Partner’s written request therefor, Atara will provide to Partner the rights for Partner to assume sole responsibility for preparing the Regulatory Filings for the Product in the United States, subject to the Transition Plan.
10.
Section 8.3 is hereby deleted in its entirety and replaced as follows:

The Parties acknowledge and agree that the Quality Agreement expired as of May 1, 2025 and the quality-related activities and responsibilities for the Product are set forth in Schedule 8.3 attached to this Amendment as Appendix B.

11.
Section 9.2(a) is hereby deleted in its entirety and replaced as follows:
12.
The Regulatory Transition Plan as set forth in Exhibit B of the Agreement is hereby deleted and replaced in its entirety with Appendix A attached hereto
13.
Except as specifically modified or waived herein, all other terms and conditions of the Agreement are unchanged and shall remain in full force and effect. In the event of any conflict or inconsistency between the terms of in this Amendment and the Agreement, the terms of this Amendment will control.
14.
No waiver, alteration or modification of any of the provisions of this Amendment shall be binding unless made in writing and signed by the Parties.
15.
This Amendment may be executed in any number of counterparts and by each of the Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signatures of the Parties transmitted by electronic means shall be deemed to be their original signatures for all purposes.
16.
This Amendment will be governed by and in accordance with the laws of the State of Switzerland without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.

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Privileged & Confidential

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

ATARA BIOTHERAPEUTICS, INC. By: /s/ Cokey Nguyen Name: Cokey NGUYEN Title: President & CEO Date: ________10/29/2025_________________	PIERRE FABRE MEDICAMENT By: /s/ Marie- Andrée GAMACHE Name: Marie-Andrée GAMACHE Title: President Date: 10/29/2025_______________________

[Signature Page to Amendment to the Amended and Restated Commercialization Agreement]

Privileged & Confidential

APPENDIX A

Transition Plan

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[Signature Page to Amendment to the Amended and Restated Commercialization Agreement]

Privileged & Confidential

APPENDIX B

Schedule 8.3

Quality Responsibilities

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[Signature Page to Amendment to the Amended and Restated Commercialization Agreement]